                                                                      EXHIBIT 12

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                     SIX MONTHS
                                                                        ENDED
                                                                      JUNE 30,
                                                                ---------------------
                                                                 2003           2002
                                                                ------         ------
                                                                (DOLLARS IN MILLIONS)
Income (loss) before cumulative effect of change in
  accounting principle......................................    $  25          $  17
Add:
  Interest expense..........................................       69             72
  Amortization of interest capitalized......................        1             --
  Portion of rentals representative of the interest
     factor.................................................        5              5
  Income tax expense (benefit)..............................        1              8
  Minority Interest.........................................        3              1
  Undistributed (earnings) losses of affiliated companies in
     which less than a 50% voting interest is owned.........        2              1
                                                                -----          -----
     Earnings as defined....................................    $ 106          $ 104
                                                                =====          =====
Interest expense............................................    $  69          $  72
Interest capitalized........................................        2              2
Portion of rentals representative of the interest factor....        5              5
                                                                -----          -----
     Fixed charges as defined...............................    $  76          $  79
                                                                =====          =====
Ratio of earnings to fixed charges..........................     1.39           1.32
                                                                =====          =====
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